ARTICLES OF AMENDMENT

TO THE

ARTICLES OF ORGANIZATION OF

ATRISCO OIL AND GAS, L.L.C.

Pursuant to the provisions of the New Mexico Limited Liability Company Act, the undersigned limited liability company adopts the following Articles of Amendment for the purpose of amending its Articles of Organization:

ARTICLE ONE: The name of the limited liability company is Atrisco Oil and Gas, L.L.C.

ARTICLE TWO: The date the Articles of Organization were filed is September 8, 2006.

ARTICLE THREE: The Articles of Organization are amended as follows:

Article I is amended in its entirety to read as follows:

I.

NAME

The name of the Company will be Atrisco Oil & Gas, L.L.C.

Dated: February 27, 2009.

ATRISCO OIL AND GAS, L.L.C.

By   /s/ Randolph M. Sanchez
       Randolph M. Sanchez,
       Director, Board of Directors

By   /s/ Ray Mares, Jr.

       Ray Mares, Jr.,

       Director, Board of Directors

By   /s/ Troy K.Benavidez
       Troy K.Benavidez,
       Director, Board of Directors

By  /s/ Charles K. Pena
       Charles K. Pena,
       Director, Board of Directors

By   /s/ Brent Lesley
       Brent Lesley,
       Director, Board of Directors

AKNOWLEDGEMENT

BY WESTLAND DEVELOPMENT CO., INC.

OF THE

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF ORGANIZATION OF

ATRISCO OIL & GAS, L.L.C.

Westland Development Co., Inc., a New Mexico corporation (“Westland”), in its capacity as the holder of the sole Class B unit of Atrisco Oil & Gas, L.L.C., a New Mexico limited liability company, hereby acknowledges, agrees to, adopts, ratifies and confirms each amendment contained in The Articles of Amendment to the Articles of Organization of Atrisco Oil & Gas, L.L.C., filed March 6, 2009.

Westland further represents that the undersigned has the requisite authority to acknowledge, agree to, adopt, ratify and confirm the aforementioned amendments on behalf of Westland.

Date: April 9, 2009

WESTLAND DEVELOPMENT CO., INC.

By:	/s/ Brent Lesley
	Name:	Brent Lesley
	Title:	VP Dispositions, NM